Exhibit 10.3
EMULEX CORPORATION
2005 EQUITY INCENTIVE PLAN
AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENTS
          This Amendment (the “Amendment”) to any and all Restricted Stock Award Agreements (the “Agreements”) by and between Emulex Corporation, a Delaware corporation (the “Company”), and the person named below as Grantee, is hereby entered into effective January 16, 2009. All capitalized terms used herein not otherwise defined shall have the same meanings ascribed to them in the Agreements.
RECITALS
          WHEREAS, Grantee has been granted shares of the Company’s common stock (the “Shares”) pursuant to the Company’s 2005 Equity Incentive Plan (the “2005 Plan”), subject to the vesting restrictions set forth in the Agreements;
          WHEREAS, Section 3 of the Agreements provides that if Grantee shall cease Continuous Service for any reason, the Shares that have not vested as of such time shall be forfeited immediately, and Section 6 of the Agreements provides that in the event Grantee’s Continuous Service with the Company is terminated by the Company, no unvested Shares shall become vested after such termination of Continuous Service.
          WHEREAS, on November 19, 2008, the Board of Directors of the Company (the “Board”) approved the Change in Control Retention Plan (the “Retention Plan”), effective November 20, 2008, and on January 15, 2009, the Compensation Committee of the Board approved amendments to certain Key Employee Retention Agreements (“KERAs”), effective January 16, 2009, and Grantee is either a participant in the Retention Plan or party to a KERA;
          WHEREAS, Section 5(a) of the Retention Plan and Section 5(a) of the KERAs, as amended, provides that upon a Termination Event during a Change in Control Period (each as defined in the Retention Plan), the right of a participant to vest in stock awards held as of the termination date shall be fully accelerated so that all grants of stock awards received the participant shall thereafter be fully vested and non-forfeitable.
          WHEREAS, pursuant to Section 3.3 of the 2005 Plan, the Administrator has the authority, inter alia, to amend outstanding awards granted under the 2005 Plan, including for the purpose of modifying the time or manner of vesting and/or the term of any such award; and
          WHEREAS, pursuant to Section 13 of the Agreement, the parties desire to amend the Agreement so that Grantee may benefit from the protections afforded in Section 5(a) of the Retention Plan or Section 5(a) of the KERA, as applicable, in the case that Grantee experiences a Termination Event during the Change in Control Period.
AGREEMENTS
          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

          1. Vesting. Section 3 of each of the Agreements is amended by adding the following provisions at the end thereof:
Notwithstanding the foregoing, in the event that Grantee’s Continuous Service is terminated by the Company (or its successor) without Cause (as such term is defined in the Company’s Change in Control Retention Plan (the “Retention Plan”) or Grantee’s Key Employee Retention Agreement (“KERA”), as applicable), either (i) prior to a Change in Control (as defined in the Retention Plan or the KERA, as applicable), at a time at which the Compensation Committee determines that there is a reasonable likelihood that the Company will undergo a Change in Control within the next 12 months, or (ii) within 24 months after a Change in Control, then the following provisions will apply:
     (A) In the case of clause (i) above, any unvested shares shall not be forfeited at the time Grantee’s Continuous Service is terminated, but rather, shall be retained by Grantee and shall remain unvested, with no further vesting, for a period of up to 12 months after Grantee’s Continuous Service. If a Change in Control occurs during such 12-month period, the unvested shares immediately shall become 100% vested as provided in Section 5(a) of the Retention Plan or Section 5(a) of the KERA, as applicable. If no Change in Control occurs during such 12-month period, then the unvested shares shall be forfeited.
     (B) In the case of clause (ii) above, any unvested shares shall not be forfeited at the time Grantee’s Continuous Service is terminated, but rather, immediately shall become 100% vested as provided in Section 5(a) of the Retention Plan or Section 5(a) of the KERA, as applicable.
          2. No Right to Continued Service. The last sentence of Section 6 of each of the Agreements is amended in its entirety to read as follows.
          In the event Grantee’s Continuous Service with the Company is terminated by the Company, by Grantee or as a result of Grantee’s death or disability, no unvested shares of Common Stock shall become vested after such termination of Continuous Service, except as explicitly provided in Section 3 hereof.
          3. Ratification and Affirmance. Subject to the foregoing, the parties hereto hereby ratify and affirm the Agreements in each and every respect.
          IN WITNESS WHEREOF, the Company and Grantee have duly executed this Amendment, to be effective as of January 16, 2009.

EMULEX CORPORATION

By:

Name:
Title:

GRANTEE

Name:

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